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                                                                    EXHIBIT 99.1



GAMBIT AUTOMATED DESIGN, INC.                            1990 STOCK OPTION PLAN
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                          GAMBIT AUTOMATED DESIGN, INC.

                             1990 STOCK OPTION PLAN

                             AS AMENDED OCTOBER 1998


1. PURPOSE. This Stock Option Plan ("Plan") is established to provide incentives for selected persons to promote the financial success and progress of GAMBIT AUTOMATED DESIGN, INC., a California Corporation (the "Company"), by granting such persons options to purchase shares of stock of the Company.

2. ADOPTION AND SHAREHOLDER APPROVAL. This Plan shall become effective on the date that it is adopted by the Board of Directors (the "Board") of the Company. This Plan shall be approved by the unanimous written consent of the shareholders or the affirmative vote at a meeting of the holders of a majority of the outstanding shares of the Company within twelve months before or after the date this Plan is adopted by the Board.

3. TYPES OF OPTIONS AND SHARES. Options granted under this Plan (the "Options") may be either (a) incentive stock options ("ISOs") within the meaning of Section 422A of the Internal Revenue Code of 1986 (the "Code"), or (b) nonqualified stock options ("NQSOs"), as designated at the time of grant. The shares of stock that may be purchased upon exercise of Options granted under this Plan (the "Shares") are shares of the common stock of the Company.

4. NUMBER OF SHARES. The maximum number of Shares that may be issued pursuant to Options granted under this Plan is 7,500,000 Shares, subject to adjustment as provided in this Plan. If any Option is terminated in whole or in part for any reason without being exercised in whole or in part, the Shares thereby released from such Option shall be available for purchase under other options subsequently granted under this plan. At all times during the term of this plan, the Company shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options under this Plan.

5. ADMINISTRATION. This Plan shall be administered by the Board or by a committee of the Board appointed to administer this Plan (the "Committee"). As used in this Plan, references to the Committee shall mean either such Committee or the Board if no committee has been established. The interpretation by the Committee of any of the provisions of this Plan or any Option granted under this Plan shall be final and binding upon the Company and all persons having an interest in any option or any Shares purchased pursuant to an Option.

6. ELIGIBILITY. Options may be granted only to such employees, officers, directors, consultants and independent contractors of the Company or any Parent, Subsidiary or Affiliate of the Company (as defined below) as the Committee shall select from time to time in its sole discretion ("Optionees"), provided that only employees of the Company or a Parent or Subsidiary of the Company shall be eligible to receive ISOs. An Optionee may be granted more than one Option under this Plan. As used in this Plan, the following terms shall have the following meanings:

(a) "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(b) "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(c) "AFFILIATE" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

7. TERMS AND CONDITIONS OF OPTIONS. The Committee shall determine whether each Option is to be an ISO or an NQSO, the number of Shares for which the Option shall be granted, the exercise price of the Option, the periods during which the Option may be exercised and all other terms and conditions of the Option, subject to the following terms and conditions:

(a) FORM OF OPTION GRANT. Each option granted under this Plan shall be evidenced by a written Stock Option Grant ("Grant") in such form (which need not be the same for each Optionee) as the Committee shall from time to time approve, which Grant shall comply with and be subject to the terms and conditions of this Plan.





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GAMBIT AUTOMATED DESIGN, INC.                            1990 STOCK OPTION PLAN
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(b) EXERCISE PRICE. The exercise price of an Option shall be not less than the fair market value of the Shares, at the time that the Option is granted, as determined by the Committee in good faith. The exercise price of any Option granted to a person owning more than IO% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company ("Ten Percent Shareholder") shall not be less than 110% of the fair market value of the Shares at the time of the grant, as determined by the Committee in good faith.

(c) EXERCISE PERIOD. Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Grant, provided, however, that no Option shall be exercisable after the expiration of ten years from the date the Option is granted, and provided further that no Option granted to a Ten Percent Shareholder shall be exercisable after the expiration of five years from the date the Option is granted.

(d) LIMITATIONS ON ISOs. The aggregate fair market value (determined as of the time an Option is granted) of stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000.

(e) DATE OF GRANT. The date of grant of an Option shall be the date on which the Committee makes the determination to grant such Option unless otherwise specified by the Committee. The Grant representing the Option shall be delivered to the Optionee within a reasonable time after the granting of the Option.

8. EXERCISE OF OPTIONS.

(a) NOTICE. Options may be exercised only by delivery to the Company of a written notice and exercise agreement in a form approved by the Committee, stating the number of Shares being purchased, the restrictions imposed on the Shares and such representations and agreements regarding the Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased.

(b) PAYMENT. Payment for the Shares may be made (i) in cash (by check), (ii) by surrender of shares of common stock of the Company having a fair market value equal to the exercise price of the Option; (iii) where permitted by applicable law and approved by the Committee in its sole discretion, by tender of a full recourse promissory note having such terms as may be approved by the Committee; or (iv) by any combination of the foregoing where approved by the Committee in its sole discretion. Optionees who are not employees or directors of the Company shall not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares.

(c) WITHHOLDING TAXES. Prior to issuance of the Shares upon exercise of an Option, the Optionee shall pay or make adequate provision for any federal or state withholding obligations of the Company, if applicable.

(d) LIMITATIONS ON EXERCISE. Notwithstanding the exercise periods set forth in the Grant, exercise of an Option shall always be subject to the following limitations:

        (i) An Option shall not be exercisable unless such exercise is in compliance with the Securities Act of 1933, as amended, and all applicable state securities laws, as they are in effect on the date of exercise.

        (ii) The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent the Optionee from exercising the full number of Shares as to which the Option is then exercisable.

9. NONTRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee. No Option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

10. PRIVILEGES OF STOCK OWNERSHIP. No Optionee shall have any of the rights of a shareholder with respect to any Shares subject to an Option until the Option has been validly exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of exercise, except as provided in this Plan. The Company shall provide to each Optionee a copy of the annual financial statements of the Company, at such time after the close of each fiscal year of the Company as they are released by the Company to its shareholders.

11. ADJUSTMENT OF OPTION SHARES. In the event that the number of outstanding shares of common stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of Shares available under this Plan and the number of Shares subject to outstanding Options and the exercise price per share of such Options shall be proportionately adjusted, subject to any required action by the Board or shareholders of the Company and compliance with applicable securities laws; provided, however, that no certificate or scrip representing fractional shares shall be issued upon exercise of any Option and any resulting fractions of a Share shall be ignored.



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GAMBIT AUTOMATED DESIGN, INC.                            1990 STOCK OPTION PLAN
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12. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Option granted under this Plan shall confer on any Optionee any right to continue in the employ of the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company to terminate the Optionee's employment at any time with or without cause.

13. COMPLIANCE WITH LAWS. The grant of Options and the issuance of Shares upon exercise of any Options shall be subject to and conditioned upon compliance with all applicable requirements of law, including without limitation compliance with the Securities Act of 1933, as amended, any required approval by the Commissioner of Corporations of the State of California, compliance with all other applicable state securities laws and compliance with the requirements of any stock exchange an which the Shares may be listed. The Company shall be under no obligation to register the Shares with the Securities and Exchange Commission or to effect compliance with the registration or qualification requirement of any state securities laws or stock exchange.

14. RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself or its assignee(s) in the Grant (a) a right of first refusal to purchase all Shares that an Optionee (or a subsequent transferee) may propose to transfer to a third party and (b) a right to repurchase all Shares held by an Optionee upon the Optionee's termination of employment or service with the Company or its Parent, Subsidiary or Affiliate of the Company for any reason within a specified time as determined by the Committee at the time of grant at
(i) the Optionee's original purchase price (provided that the right to repurchase at such price shall lapse at the rate of at least 20% per year from the date of grant), (ii) the fair market value of such Shares as determined by the Committee in good faith or (iii) a price determined by a formula or other provision set forth in the Grant.

15. ASSUMPTION OF OPTIONS BY SUCCESSORS. In the event of a dissolution or liquidation of the Company, a merger in which the Company is not the surviving corporation, a transaction in which 100% of the then outstanding voting stock is sold or otherwise transferred, or the sale of substantially all of the assets of the Company, any or all outstanding Options shall, notwithstanding any contrary terms of the Grant, accelerate and become exercisable in full at least ten days prior to (and shall expire on) the consummation of such dissolution, liquidation, merger, sale of stock or sale of assets on such conditions as the Committee shall determine unless the successor corporation assumes the outstanding Options or substitutes substantially equivalent options. The aggregate fair market value (determined at the time an Option is granted) of stock with respect to ISOs which first become exercisable in the year of such dissolution, liquidation, merger, sale of stock or sale of assets cannot exceed $100,000. Any remaining accelerated ISOs shall be NQSOs.

16. AMENDMENT OR TERMINATION OF PLAN. The Committee may at any time terminate or amend this Plan in any respect (including, but not limited to, any form of Grant, agreement or instrument to be executed pursuant to this Plan), provided, however, that the Committee shall not, without the approval of the shareholders of the Company within twelve months before or after the date of such amendment, increase the total number of Shares available under this Plan (except by operation of the provisions of this Plan) or change the class of persons eligible to receive Options. In any case, no amendment of this Plan may adversely affect any then outstanding Options or any unexercised portions thereof without the written consent of the Optionee.

17. TERM OF PLAN. Options may be granted pursuant to this Plan from time to time within a period of ten years from the date this Plan is adopted by the Board of Directors.




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